As filed with the Securities and Exchange Commission on March 29, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CHECKMATE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	37-1657129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

245 Main Street, 2nd Floor

Cambridge, MA 02142

(617) 682-3625

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Checkmate Pharmaceuticals, Inc. 2020 Stock Option and Incentive Plan

(Full title of the plans)

Robert Dolski

Chief Financial Officer

245 Main Street, 2nd Floor

Cambridge, MA 02142

(617) 682-3625

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell Bloom, Esq.

Benjamin Marsh, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement has been filed by Checkmate Pharmaceuticals, Inc. to register 865,223 additional shares of common stock, par value $0.0001 per share (“Common Stock”) available for issuance under the Checkmate Pharmaceuticals, Inc. 2020 Stock Option and Incentive Plan (the “2020 Plan”). This Registration Statement relates to securities of the same class as those that were previously registered by the registrant on a Registration Statement on Form S-8  filed with the Securities and Exchange Commission on August 11, 2020 (File. No. 333-244375) (the “2020 Registration Statement”).

Pursuant to General Instruction E to Form S-8 regarding registration of additional securities, the entire contents of the 2020 Registration Statement are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Refer to the Exhibit Index for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-39425) filed on August 14, 2020).

4.2	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K (File No. 001-39425) filed on August 14, 2020).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1/A (File No. 333-239932) filed on August 3, 2020).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	2020 Stock Option and Incentive Plan and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-239932) filed with the SEC on August 3, 2020).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on this 29th day of March 2022.

CHECKMATE PHARMACEUTICALS, INC.

By:	/s/ Robert Dolski
Name: Robert Dolski
Title: Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Alan Bash and Robert Dolski, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Alan Bash	Chief Executive Officer and Director	March 25, 2022
Alan Bash	(Principal Executive Officer)

/s/ Robert Dolski	Chief Financial Officer	March 25, 2022
Robert Dolski	(Principal Financial and Accounting Officer)

/s/ Michael Powell	Director (Chairman)	March 25, 2022
Michael Powell, Ph.D.

/s/ Alan Fuhrman	Director	March 25, 2022
Alan Fuhrman

/s/ Peter Colabuono	Director	March 25, 2022
Peter Colabuono

/s/ Keith Flaherty	Director	March 25, 2022
Keith Flaherty, M.D.

/s/ Oren Isacoff	Director	March 25, 2022
Oren Isacoff, M.D.

/s/ Jon Wigginton	Director	March 25, 2022
Jon Wigginton

/s/ Joy Yan	Director	March 25, 2022
Joy Yan